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                                                                    Exhibit 99.1
                                  [FWC LOGO]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           FIRST WESTERN CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS
                              _____________, 1995

     The undersigned hereby appoints Thomas M. Reardon and Thomas J. Reardon, and each of them, as attorneys and proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote all shares of Common Stock of First Western Corporation ("FWC") held of record by the undersigned on ____________________________________, 1995, at the Special
Meeting of Shareholders of FWC (the "Special Meeting") to be held at _______________, Sioux Falls, South Dakota, on ______________, 1995 at ______
local time and at any and all postponements or adjournments thereof, as set forth below.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY BELOW AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.


1. PROPOSAL TO APPROVE THE AGREEMENT OF AND PLAN OF MERGER, dated October 17, 1994 (the "Merger Agreement"), among First Bank System, Inc. ("FBS"), FWC and Thomas J. Reardon in his capacity as representative of the shareholders of FWC, and the transactions contemplated thereby. Pursuant to the Merger Agreement, among other things, FWC will be merged with and into FBS, and each issued and outstanding share of the Common Stock, $10.00 par value, of FWC will be exchanged for 24.6986 shares of the Common Stock, $1.25 par value, of FBS (with cash paid in lieu of fractional shares), subject to certain adjustments set forth in the Merger Agreement.

                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

2. PROPOSAL TO APPROVE ADJOURNMENT OF THE SPECIAL MEETING to a later date to permit further solicitation of proxies in the event an insufficient number of shares is present in person or by proxy at the Special Meeting to approve Proposal No. 1.

                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.



 The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such Common Stock of FWC, and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

 Please sign this card exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                                    Dated:  ____________________, 1995



                                    _______________________________________
    [SHAREHOLDER INFORMATION]
                                    _______________________________________
                                    SIGNATURE(S)